UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report

(Date of earliest event reported):

March 9, 2010

Bare Escentuals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33048	20-1062857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

71 Stevenson Street, 22nd Floor

San Francisco, CA, 94105

(Address of Principal Executive Offices)(Zip Code)

(415) 489- 5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introduction and Background.

On January 14, 2010, Bare Escentuals, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Shiseido Company, Limited, a Japanese corporation (“Parent”), and Blush Acquisition Corporation, a Delaware corporation (“Purchaser”). Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Purchaser commenced a tender offer (the “Offer”) on January 25, 2010 to acquire all of the outstanding shares of common stock of the Company, $0.001 par value per share (the “Shares”), at a purchase price of $18.20 per Share net to the seller in cash, without interest thereon and less any applicable withholding taxes (the “Per Share Amount”).

On March 9, 2010, Parent announced the expiration of the initial offering period, which expired at 12:00 midnight, New York City time, on March 8, 2010 (the “Initial Offering Period”). A subsequent offering period commenced on March 9, 2010 and expired at 12:00 midnight, New York City time, on March 11, 2010 (the “Subsequent Offering Period”). Parent and Purchaser have advised the Company that, based on information from BNY Mellon Shareowner Services, the depositary for the Offer, as of the expiration of the Subsequent Offering Period, a total of 79,703,784 Shares, representing 86.58 percent of the outstanding Shares, were validly tendered and not withdrawn during the combined Initial Offering Period and Subsequent Offering Period. All such Shares have been accepted for payment in accordance with the terms of the Offer.

The Shares purchased through the Offer, together with the 4,710,963 Shares which the Purchaser acquired indirectly on March 12, 2010 through certain transactions with Leslie A. Blodgett, the Company’s Executive Chair, and an affiliated trust, were sufficient to give Purchaser an aggregate ownership of more than 90% of the outstanding Shares as of March 12, 2010. On March 12, 2010, Purchaser was merged with and into the Company (the “Merger”) pursuant to the terms of the Merger Agreement, with the Company surviving as an indirect subsidiary of Parent. The time of the Merger is referred to in this Current Report on Form 8-K as the “Effective Time”.

Item 1.02	Termination of a Material Definitive Agreement.

On March 9, 2010, in connection with Purchaser’s acceptance of and payment for the Shares tendered during the Initial Offering Period, the Company paid an aggregate of $224,042,600.03 to various parties as set forth in the payoff letter (the “Payoff Letter”) received from BNP Paribas pertaining to the Company’s outstanding obligations under the senior credit facilities evidenced by that certain Amended and Restated Credit Agreement, dated December 20, 2006 (the “Credit Agreement”), by and among the Company, Bare Escentuals Beauty, Inc., the lenders party thereto (the “Lenders”), and BNP Paribas, as administrative agent for the Lenders (in such capacity, the “Agent”). Such amount did not include any material prepayment penalties or break fees. At that time, all commitments to extend further credit under the Credit Agreement terminated and BNP Paribas and the Lenders released and terminated all liens, security interests and pledges securing the Company’s obligations under the Credit Agreement.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As a result of the consummation of the Merger and related transactions, the Company no longer fulfills the numerical listing requirements of The Nasdaq Global Select Market (“Nasdaq”). Accordingly, on March 12, 2010, at the Company’s request, Nasdaq filed with the U.S. Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration under Section 12(b) of the Securities Exchange Act of 1934, as amended, on Form 25 thereby effecting the delisting of the Shares from Nasdaq.

Item 3.03	Material Modification to Rights of Security Holders

At the Effective Time of the Merger, each issued and outstanding Share that was not tendered pursuant to the Offer (other than Shares held in the treasury of the Company or owned by Parent or Purchaser, and other than Shares held by stockholders, if any, who properly exercise their appraisal rights under Delaware law) was cancelled and converted into the right to receive the Per Share Amount.

Item 4.01	Changes in Registrant’s Certifying Accountant

In connection with Purchaser’s acceptance of and payment for the Shares tendered during the Initial Offering Period, on March 9, 2010, the Audit Committee of the Board of Directors of the Company (the “Audit Committee”) accepted the resignation of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm. Ernst & Young’s report on the Company’s financial statements for the past two fiscal years ended January 3, 2010 and December 28, 2008, did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During the two most recent fiscal years ended January 3, 2010 and December 28, 2008, the Company did not have any disagreements with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter of this disagreement(s) in connection with its report.

Also in connection with Purchaser’s acceptance of and payment for the Shares tendered during the Initial Offering Period, on March 9, 2010 the Audit Committee approved KPMG LLC (“KPMG”) as the Company’s new independent registered public accounting firm for the fiscal year ending January 2, 2011. The Company did not engage KPMG in any prior consultations during its two most recent fiscal years, or the subsequent period through the date of the filing of this Current Report on Form 8-K regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company nor oral advice was provided that KPMG concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue; or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.01	Changes in Control of Registrant.

On March 12, 2010, pursuant to the terms of the Merger Agreement, Parent consummated the acquisition of the Company by causing Purchaser to be merged with and into the Company. The Company was the surviving corporation in the Merger. As a result of the Merger, each issued and outstanding Share that was not tendered pursuant to the Offer (other than Shares held in the treasury of the Company or owned by Parent or Purchaser, and other than Shares held by stockholders, if any, who properly exercise their appraisal rights under Delaware law) was cancelled and converted into the right to receive the Per Share Amount. Following the Merger, Parent indirectly owns 100% of the voting securities of the Company.

In order to finance the Offer and the Merger, Purchaser used funds received from Parent, which were proceeds of a Senior Credit Facility Agreement dated March 5, 2010 and an Overdraft Agreement dated March 5, 2010 between Parent and Mizuho Bank, Ltd. The Senior Credit Facility Agreement and Overdraft Agreement are described more fully in the Schedule TO-T/A filed by Purchaser with the SEC on March 8, 2010.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Change in Principal Executive Officer

As previously reported in the Company’s Current Report on Form 8-K filed with the SEC on January 20, 2010, which is hereby incorporated herein by reference, upon the Purchaser’s acceptance of and payment for the Shares tendered during the Initial Offering Period, certain changes in Leslie Blodgett’s title automatically took place. At such time, Ms. Blodgett resigned her role as the Chief Executive Officer of the Company and Bare Escentuals Beauty, Inc. and was appointed Executive Chair and member of the board of directors of the Company and co-principal executive officer of the Company. A copy of Ms. Blodgett’s employment agreement with the Company was filed by the Company as Exhibit 10.1 to the Current Report on Form 8-K filed on January 20, 2010 with the SEC and is incorporated herein by reference.

As previously reported in the Company’s Current Report on Form 8-K filed with the SEC on January 20, 2010, which is hereby incorporated herein by reference, upon Purchaser’s acceptance of and payment for the Shares tendered during the Initial Offering Period, certain changes in Myles McCormick’s title automatically took place. At such time, Mr. McCormick was appointed Chief Executive Officer of the Company. A copy of Mr. McCormick’s employment agreement with the Company was filed by the Company as Exhibit 10.2 to the Current Report on Form 8-K filed on January 20, 2010 with the SEC and is incorporated herein by reference.

2010 Corporate Bonus Plan

On March 9, 2010, the Company’s board of directors approved the Company’s 2010 corporate bonus plan which certain Company employees, including our named executive officers, may participate in, upon satisfaction of certain eligibility requirements. Under the 2010 corporate bonus plan, cash bonuses, if any, will be based upon the achievement in fiscal year 2010 of a specified EBITDA target. “EBITDA” shall mean, for any period, the sum, without duplication, of the amounts for such period of (i) consolidated net income, (ii) consolidated interest expense, (iii) taxes paid or provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, (vi) other non-cash items (including, without limitation, non-cash effect of any purchase accounting, write-down of intangibles and marking hedges to market), (vii) non-cash employee compensation expenses and (viii) transaction costs, refinancing costs, and any other non-recurring or extraordinary costs incurred in such period, to the extent deducted in the calculation of consolidated net income, all of the foregoing as determined on a consolidated basis for the Company in conformity with U.S. generally accepted accounting principles.

If the Company achieves less than 91.5% of the EBITDA target established by the board of directors, no participant will be eligible to receive any specific bonus amount, but 25% of the target bonus amount will be accrued for discretionary bonuses to be determined by the compensation committee of the Company’s board of directors with input and guidance from the Company’s executive officers. If the Company achieves the 91.5% threshold of the EBITDA target, the 2010 corporate bonus plan will pay out at 25% of the target bonus amount. If the Company fully achieves the EBITDA target, the plan will pay out at the target bonus amount. If the Company achieves an EBITDA between the threshold and target, the percentage of the target bonus amount to be paid will be determined ratably. In addition, if the Company achieves more than the EBITDA target goal, actual bonuses as a percentage of target bonus amounts will be determined ratably up to a maximum of 200% of the target bonuses. For fiscal year 2010, the bonus opportunity is capped at 200%.

Under our 2010 corporate bonus plan, the target bonus opportunity for each of our named executive officers is as follows:

Position	Target Bonus Opportunity
Chief Executive Officer/Executive Chair	100% of base salary
Chief Financial Officer/Chief Marketing Officer	60% of base salary
Senior Vice President/General Manager	50% of base salary

Under our 2010 corporate bonus plan, bonus amounts to be paid to our named executive officers are based solely on the company’s year-end financial results.

Resignation of Directors

As of the effective time of the Merger on March 12, 2010, in connection with the Merger, the following directors voluntarily resigned from the Company’s board of directors: Lea Anne S. Ottinger, Karen M. Rose, Glen T. Senk, Kristina M. Leslie, Ross M. Jones, Bradley M. Bloom, Michael R. Egeck, Ellen L. Brothers and John S. Hamlin. At the time of their resignation, Kristina M. Leslie, Lea Anne S. Ottinger and Karen M. Rose were each members of the Company’s Audit Committee. At the time of their resignation, Bradley M. Bloom, Glen T. Senk, John S. Hamlin and Michael R. Egeck were each members of the Company’s Compensation Committee. At the time of their resignation, Ross M. Jones, Glen T. Senk and Ellen L. Brothers were each members of the Company’s Nominating/Corporate Governance Committee. At the time of their resignation, Ross M. Jones, Lea Anne S. Ottinger and Karen M. Rose were each members of the Company’s Strategic Advisory Committee.

As of the effective time of the Merger, Shoji Takahashi, Serge Woon and Joseph S. Kendy, Jr., the directors of Purchaser immediately prior to the effective time of the Merger, became directors of the Company, the surviving corporation of the Merger.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 12, 2010, in connection with the Merger, the Company’s certificate of incorporation was amended and restated (the “Amended Charter”) to be substantially in the form of Purchaser’s certificate of incorporation. Also on March 12, 2010, in connection with the Merger, the Amended and Restated Bylaws of the Company (“Amended Bylaws”) were adopted in substantially the form of Purchaser’s bylaws.

The Amended Charter and the Amended Bylaws are attached hereto as Exhibits 3.1 and 3.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1	Amended and Restated Certificate of Incorporation

Exhibit 3.2	Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2010	Bare Escentuals, Inc.

	By:	/s/ MYLES MCCORMICK
	Name:	Myles McCormick
	Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit 3.1	Amended and Restated Certificate of Incorporation

Exhibit 3.2	Amended and Restated Bylaws